Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 10, 1998 included in Smithfield Foods, Inc.'s Form 10-K for the fiscal year ended
May 3, 1998 and to all references to our Firm included in this registration statement.


Richmond, Virginia                                ARTHUR ANDERSON LLP
June 28, 1999